UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2013

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2013, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), announced the resignation of Jeffrey E. Young as the Company’s Chief Financial Officer and Treasurer.  Mr. Young’s resignation will be effective August 9, 2013 after the Company has filed its second quarter 2013 Quarterly Report on Form 10-Q.  John Golubieski will serve as interim Chief Financial Officer of the Company thereafter and will be initially paid at the rate of $25,000 per month.

Mr. Golubieski, age 48, served from July 2011 to October 2012 as Chief Financial Officer of Fougera Pharmaceuticals, Inc.  Prior to joining Fougera, from October 2005 to June 2011, Mr. Golubieski served as Senior Vice President — Financial Planning and Analysis of King Pharmaceuticals, Inc.  From August 1989 until October 2005, Mr. Golubieski served in a number of capacities of increasing responsibility at Bristol-Myers Squibb Company in business and financial planning and analysis, and business and product development.  From July 1987 until August 1989, Mr. Golubieski served as a staff accountant at Price Waterhouse.  Mr. Golubieski holds a Bachelor of Science degree in Commerce and a Masters degree in Business Administration, both from Rider University.

A copy of the Company’s press release, dated July 11, 2013, announcing the resignation of Mr. Young and the interim appointment of Mr. Golubieski is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release, dated July 11, 2013, announcing the resignation of Jeffrey E. Young and the interim appointment of John Golubieski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

	By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President and Secretary

Date: July 11, 2013

EXHIBIT LIST

Exhibit Number	Description of Exhibits
99.1	Press Release, dated July 11, 2013, announcing the resignation of Jeffrey E. Young and the interim appointment of John Golubieski.